                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ------------------
                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                               THERMA-WAVE, INC.
           ---------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                 Delaware                                94-3000561
----------------------------------------       ------------------------------------
(State of Incorporation or Organization)       (I.R.S. Employer Identification No.)

          1250 Reliance Way, Fremont, California                       94539
----------------------------------------------------------       -----------------
(Address of Principal Executive Offices of the Registrant)           (Zip Code)

If this form relates to the registration of a class of     If this form relates to the registration of a class
securities pursuant to Section 12(b) of the Exchange       of securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction       Act and is effective pursuant to General Instruction
A.(c), please check the following box.   [_]               A.(d), please check the following box.  [X]

Securities Act registration statement file number to which this form relates:      333-76019
                                                                                ---------------
                                                                                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class             Name of Each Exchange on which
           to be so Registered             Each Class is to be Registered
          ---------------------            ------------------------------

              Not Applicable                       Not Applicable
    ---------------------------------     --------------------------------

    ---------------------------------     --------------------------------




Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.01 per share
                   ----------------------------------------
                               (Title of Class)

                               Page 1 of 3 Pages
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Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Common Stock, par value $.01 per share (the "Common Stock"), of Therma-Wave, Inc. (the "Company") as included
          -------------                               -------
          under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the "Commission") on April 9, 1999 (Registration No. 333-76019), including
          -----------
          exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. In
          -----------------------
          addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration Statement.

Item 2.   Exhibits.

          Number                               Description
          ------  ----------------------------------------------------------------------
             1.    Form of Restated Certificate of Incorporation of Company,
                   incorporated by reference to Exhibit 3.3 of the Registration
                   Statement.

             2.    Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company's Registration Statement
                   on Form S-4 (Reg. No. 333-29871) (the "Form S-4").

             3. Form of Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.4 of the Registration
                   Statement.

             4. Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.2 of the Form S-4.

             5. Form of certificate representing the shares of Common Stock, incorporated by reference to Exhibit 4.6 of the Registration
                   Statement.

             6. Registration Rights Agreement, dated as of May 15, 1997, by and among the Company and the stockholders named therein, incorporated by reference to Exhibit 10.16 of the Form S-4.

             7.    Stockholders Agreement, dated as of May 16, 1997, by and among the Company and certain stockholders named therein, incorporated by reference to Exhibit 10.11 of the Form S-4.

                               Page 2 of 3 Pages
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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 2, 1999          THERMA-WAVE, INC.
                              -------------------------------------------------
                                        (Registrant)

                              By:   /s/ L. Ray Christie
                                   --------------------------------------------
                              Name:     L. Ray Christie
                              Title:    Chief Financial Officer

                               Page 3 of 3 Pages